Exhibit 99.1

MCEWEN MINING AND MCEWEN MINING - MINERA ANDES ACQUISITION CORP.

ANNOUNCE RESULTS OF THEIR ANNUAL GENERAL AND SPECIAL MEETINGS

Toronto, June 3, 2016 — McEwen Mining Inc. (NYSE:MUX) (TSX:MUX) (“McEwen Mining”) and McEwen Mining - Minera Andes Acquisition Corp. (TSX:MAQ) (OTC:MCEEF) (“ExchangeCo”) are pleased to announce the results of their annual general and special meetings held on May 31, 2016. McEwen Mining reports that Robert McEwen, Allen Ambrose, Michele Ashby, Leanne Baker, Richard Brissenden, Gregory Fauquier, Donald Quick and Michael Stein were elected as directors. The shareholders of McEwen Mining also approved on an advisory basis the compensation of the named executive officers as described in the proxy statement (“Say-On-Pay”), approved on an advisory basis to have the say on pay vote every three years, and ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. ExchangeCo reports that Colin Sutherland was elected as director. In addition, the holders of ExchangeCo voted in favor of amending the definition of “Redemption Date” for the amended Articles of Incorporation dated September 22, 2011.

Detailed voting results for the re-election of directors of McEwen Mining are as follows:

Nominee	For	Withheld	Percentage For	Percentage Withheld
Robert R. McEwen	135,985,987	276,417	99.80%	0.20%
Allen V. Ambrose	134,181,850	2,080,554	98.47%	1.53%
Michele L. Ashby	135,687,564	574,840	99.58%	0.42%
Leanne M. Baker	135,775,333	487,071	99.64%	0.36%
Richard W. Brissenden	135,765,115	497,289	99.64%	0.36%
Gregory P. Fauquier	135,730,664	531,740	99.61%	0.39%
Donald R.M. Quick	135,685,264	577,140	99.58%	0.42%
Michael L. Stein	135,748,415	513,989	99.62%	0.38%

ExchangeCo is a subsidiary of McEwen Mining was formed to facilitate the acquisition of Minera Andes Inc. in 2012.  In connection with this acquisition, ExchangeCo issued exchangeable shares to holders of Minera Andes shares. The exchangeable shares are convertible on a one-for-one basis into shares of McEwen Mining.  Holders of exchangeable shares also vote on the same matters as holders of McEwen Mining common shares and their votes are included in the above results.

Detailed voting results for the election of the director of ExchangeCo are set out below:

Nominee	For	Withheld	Percentage For	Percentage Withheld
Colin Sutherland	2,341,717	70,599	97.07%	2.93%

In addition, the holders of ExchangeCo voted in favor of amending the definition of “Redemption Date” for the amended Articles of Incorporation dated September 22, 2011. The amendment will allow McEwen Mining to redeem all outstanding exchangeable shares of ExchangeCo.

About McEwen Mining (www.mcewenmining.com)

McEwen Mining’s goal is to qualify for inclusion in the S&P 500 Index by creating a high growth, profitable gold and silver producer focused in the Americas and Europe. McEwen Mining’s principal assets consist of the San José Mine in Santa Cruz, Argentina (49% interest), the El Gallo Mine and El Gallo Silver project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

McEwen Mining has total of 298 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 25% of the Company.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Christina McCarthy	150 King Street West
Investor Relations	Director of Corporate Development	Suite 2800, P.O. Box 24
647-258-0395 ext 320	647-258-0395 ext 390	Toronto, Ontario, Canada, M5H 1J9
info@mcewenmining.com	cd@mcewenmining.com	866-441-0690

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